UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2021, Plug Power Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries entered into a Consent and Tenth Amendment (the “Tenth Amendment”) to the Loan and Security Agreement, dated as of March 29, 2019, as amended (the “Loan Agreement”), with Generate PPL SPV I, LLC, as assignee of Generate Lending, LLC, a Delaware limited liability company (“Generate”). The Tenth Amendment amends the Loan Agreement to remove a restrictive covenant limiting the Company’s ability to make capital expenditures and certain related definitions. In addition, under the Tenth Amendment, Generate consents to permit the Company to enter into the France JV (as defined below), to make aggregate investments of up to €80 million relating to the France JV, and to make a secured term loan of approximately $75 million to an energy project development partner.

The foregoing description of the Tenth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Tenth Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Item 7.01 Regulation FD Disclosure.

On June 3, 2021, the Company issued a press release in which, among other things, it announced that it had entered into the France JV. A copy of the press release is attached to this Current Report as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information included in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K are not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall this item and Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such future filing.

Item 8.01 Other Events.

On June 3, 2021, the Company, Plug Power France, a wholly-owned subsidiary of the Company (“Plug Power France”),  Renault SAS (“Renault”) and HyVia, a French société par actions simplifiée (“HyVia”), entered into a definitive Joint Venture Agreement and related agreements to consummate the parties’ previously announced joint venture based in France (the “France JV”). HyVia, the joint venture entity, plans to manufacture and sell fuel cell powered electric light commercial vehicles (“FCE-LCVs”) and to supply hydrogen fuel and fueling stations to support the FCE-LCV market, in each case primarily in Europe.  Initially, the Company will supply HyVia with fuel cell systems and components and refueling infrastructure components and Renault will supply HyVia with commercial vans. The Company and Renault are subject to customary exclusivity and noncompete restrictions with respect to HyVia’s business.

HyVia will be owned 50% by Plug Power France and 50% by Renault.  The Company and Renault will make investments into HyVia to support necessary funding and growth, and the Company and Renault expect to invest on a pro rata basis not less than €65 million through 2022.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements regarding the France JV’s plans to manufacture and sell FCE-LCVs and supply hydrogen fuel and fueling stations primarily in Europe and the amount of investment by the Company and Renault into the France JV. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including those risks and uncertainties that are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as well as other filings and reports that are filed by the Company from time to time with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
99.1	Press Release of Plug Power Inc. dated June 3, 2021.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: June 3, 2021	By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer

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